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                                                                    Exhibit 10.1

                             FIRST AMENDMENT TO THE
                         YORK INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2001)

         Pursuant to the powers of amendment reserved to the Compensation Committee under Article X of the York International Corporation Executive Deferred Compensation Plan (the "Plan"), the Plan is hereby amended, effective as of [JULY 1, 2001] as follows:

         1. SECTION 3.1 IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

                           3.1 ELIGIBILITY. Each highly compensated employee or member of management of the Employer who is selected by the Compensation Committee, shall be eligible to become a Participant as of the date designated by the Compensation Committee. An eligible employee shall remain eligible until such time as the Compensation Committee affirmatively revokes such employee's eligibility. Each Outside Director shall be eligible to participate in the Plan.

         2. SECTION 6.1 (a) IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

                           6.1      TIME AND MANNER OF DISTRIBUTIONS.

                                    (a)      Upon the earliest of a
                  Participant's termination of employment, ceasing to be an eligible Outside Director or death, the Administrative Committee shall commence payment of the Participant's Account to the Participant or the Participant's Beneficiary, as applicable, as soon as practicable thereafter; provided, however, that the Administrative Committee may determine, in its sole and absolute discretion, to delay payment commencement to any Participant, if necessary, to avoid application of the deduction limitation of section 162(m) of the Code to the Employer.

         The York International Corporation Executive Deferred Compensation Plan, as amended by this First Amendment effective as of [JULY 1, 2001], is hereby ratified and confirmed in all respects.

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         IN WITNESS WHEREOF, the Compensation Committee has caused this First
Amendment to be executed as of the _____ day of May, 2003.

                                             The Compensation Committee of the
                                             Board of Directors of
                                             York International Corporation

                                             By: _______________________________

Attest:

___________________________